Exhibit 10.3

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan

Non-Qualified Stock Option Agreement for Directors

Cover Sheet

Red Hat, Inc., a Delaware corporation, hereby grants as of the date below (the “Grant Date”) to the person named below (the “Director”) and the Director hereby accepts, an option to purchase the number of shares (the “Option Shares”) listed below of the Company’s common stock, $.0001 par value per share, at the exercise price per share and with a vesting start date (the “Vesting Start Date”) listed below, such option to be on the terms and conditions specified in the Red Hat, Inc. 2004 Long-Term Incentive Plan and in the attached Exhibit A.

Director Name:	**

Grant Date:	**

Vesting Start Date:	**

Number of Option Shares:	**

Exercise Price Per Share:	$ **

IN WITNESS WHEREOF, the Company and the Director have caused this instrument to be executed as of the Grant Date set forth above.

RED HAT, INC.
(Director Signature)	1801 Varsity Drive
Raleigh, North Carolina 27606

By:
(Street Address)	Name:
Title:

(City/State/Zip Code)

PLEASE RETURN ONE SIGNED COVER SHEET

TO EMILY DEL TORO/ LEGAL DEPT.

CENTENNIAL CAMPUS

FAX NUMBER (919) 754-3715

EXHIBIT A

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan

Non-Qualified Stock Option Agreement for Directors

Terms and Conditions

1. Grant under Red Hat, Inc. 2004 Long-Term Incentive Plan. This option is granted pursuant to and is subject to and governed by the Company’s 2004 Long-Term Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan or shall be defined as on the cover sheet attached hereto. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the Grant Date.

2. Grant as Non-Qualified Stock Option. This option is a non-qualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Code.

3. Vesting of Option if Service Continues. All of the Option Shares initially shall be unvested shares. For so long as the Director maintains continuous service to the Company or its Subsidiaries or Affiliates as a director throughout the period beginning on the Grant Date and ending on the vesting date set forth below, the Option Shares shall become vested according to the schedule set forth below and the Director may exercise this option as to any vested shares, subject to Sections 4 and 5 hereof:

Vesting Date	Number of Vested Shares
One year from the Vesting Start Date (the “Anniversary Date”)	33 1/3% of the Option Shares

On the last day of each subsequent three-month period following the Anniversary Date	8 1/3% of the Option Shares

Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the date that any installment of this option becomes exercisable; provided that no installment of the option shall vest prior to the Anniversary Date. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Director ceases service) may be exercised only before the date (the “Final Exercise Date”) which is five years from the Grant Date.

4. Termination of Service. Except as provided in Appendix A, if the Director’s service as a director ceases for any reason, no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of three months from the termination of the Director’s service, but in no event later than the Final Exercise Date. For purposes hereof, service shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company; in the event of such leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise determined by the Company. This option shall not be affected by any change in the type of service the Director has within or among the Company and its Subsidiaries or Affiliates so long as the Director continuously maintains service with the Company.

5. Death; Disability.

(a) Death. If the Director dies while maintaining service with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Director’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 9, only at any time within one (1) year after the date of death, but not later than the Final Exercise Date.

(b) Disability. If the Director’s service with the Company terminates by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of termination of service, only at any time within 180 days after such termination of service, but not later than the Final Exercise Date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7. Payment of Exercise Price.

(a) Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option:

(i) in cash, or by check payable to the order of the Company; or

(ii) delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Director to the

Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) subject to Section 7(b) below and in accordance with procedures established by the Committee, provided the Shares are then traded on a national securities exchange or on the Nasdaq Stock Market (or successor trading system), by delivery of Shares having a Fair Market Value equal as of the date of exercise to the exercise price.

(b) Limitations on Payment by Delivery of Shares. The Director may not pay any part of the exercise price hereof by transferring Shares to the Company unless such Shares have been owned by the Director free of any substantial risk of forfeiture for at least six months.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full exercise price of such shares or evidence of satisfaction of the alternative payment methods set forth on Section 7, and the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Director and if the Director shall so request in the notice exercising this option, shall be registered in the name of the Director and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Director, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Director’s lifetime only the Director can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Director to exercise it.

11. No Obligation to Continue Service. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company, its Subsidiaries or Affiliates to continue a service relationship with the Director.

12. No Rights as Stockholder until Exercise. The Director shall have no rights as a stockholder with respect to the Option Shares until such time as the Director has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13. Adjustment for Capital Changes. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock split and mergers. Provisions in the Plan for such adjustment are hereby made applicable hereunder and are incorporated herein by reference.

14. Change in Control. Provisions regarding a Change in Control are set forth on Appendix A.

15. Taxes. The Director has reviewed with the Director’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Director is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Director understands that the Director (and not the Company) shall be responsible for the Director’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

16. Lock-up Agreement. The Director agrees that in the event that the Company effects an underwritten public offering of Shares registered under the Securities Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and optionee officers agree to be similarly bound.

17. Provision of Documentation to Director. By executing this Agreement the Director acknowledges receipt of a copy of this Agreement (including the cover sheet) and a copy of the Plan.

18. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Director, to the address set forth on the cover sheet or at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.

(b) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(c) Entire Agreement; Modification. This Agreement (including the cover sheet) and the Plan constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties, except that (i) to the extent there would not be adverse accounting consequences to the Company or adverse tax consequences to the Director under Section 409A of the Code, the Committee may amend this Agreement without the consent of the Director, to provide for the settlement of any exercise of this option (in whole or in part) by delivering Shares, the Fair Market Value of which is equal to the increase in the Fair Market Value of the Option Shares on the exercise date of the option over the aggregate exercise price of such Option Shares, and (ii) if the Committee determines that the award terms could result in adverse tax consequences to the Director, the Committee may amend this Agreement without the consent of the Director in order to minimize or eliminate such tax treatment.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(f) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Delaware, without giving effect to the principles of the conflicts of laws thereof.

APPENDIX A

In the event the Director has continuously served as a director through a Change in Control event, all of the Options shall become vested.

For purposes of this Agreement:

“Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business

Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.